Exhibit 5.1

June 28, 2021

AdaptHealth Corp.

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to AdaptHealth Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 27,040,088 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of the Company (the “Selling Stockholder Shares”) to be sold from time to time by certain selling stockholders of the Company.

We have examined copies of the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), relevant resolutions adopted by the Company’s Board of Directors (the “Board of Directors”), and other records and documents that we have deemed necessary for the purpose of this opinion.

We have also examined the specimen Common Stock, and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other country, state or jurisdiction.

The opinions expressed herein are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof. The opinions expressed herein are rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. The opinions expressed herein are expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the selling stockholders or the Selling Stockholder Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

Willkie Farr & Gallagher LLP